CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of William Penn Bancorp, Inc. of our report dated December 13, 2007, relating to the consolidated financial statements of William Penn Bank, FSB, which appears in the Registration Statement on Form S-1 (No. 333-148219) filed with the Securities and Exchange Commission on February 11, 2008.

/s/ Beard Miller Company LLP

Beard Miller Company LLP

Malvern, Pennsylvania

May 9, 2008